                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2001, relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of SPS Technologies, Inc., which is incorporated by reference in SPS Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 1, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Philadelphia, Pennsylvania 19103
June 19, 2001